EXHIBIT 3.12

                           CERTIFICATE OF AMALGAMATION

                                 MARCH 31, 1993

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                                                                      20560582
                                                          Corporate Access No.



                                     ALBERTA

                            BUSINESS CORPORATIONS ACT

                                     Form 10

                           CERTIFICATE OF AMALGAMATION

                              DURGA RESOURCES LTD.

                               Name of Corporation

I HEREBY CERTIFY that the above-mentioned Corporation resulted from the amalgamation of the Corporations as set out in the attached Articles of

Amalgamation.



/s/____________________________
                                                       Registrar of Corporations

                                                                  March 31, 1993

                                                            Date of Amalgamation

CCA-06-102 (Rev. 11/91)